AMENDED AND RESTATED

PARTNERSHIP AGREEMENT OF W.B. & CO.

This is a PARTNERSHIP AGREEMENT (“Agreement”) entered into on February 27, 2013, by and among the undersigned Reuben S. Donnelley and Patrick J. Herbert III.

NOW, THEREFORE, THIS AGREEMENT WITNESSETH:

WHEREAS Patrick J. Herbert III, William J. McDermott and Simpson Estates, Inc.  formed a general partnership under the laws of Illinois known as W.B. & Co., pursuant to a partnership agreement dated November 23, 1992 (the “Partnership Agreement”); and

WHEREAS, the Partnership Agreement has been amended by agreement of the parties therein and such partners desire to restate the Partnership Agreement to reflect such amendments;

NOW THEREFORE, the Partnership Agreement of W.B. & Co. is hereby amended to read in its entirety as follows:

The undersigned, in order to form a general partnership under the laws of  Illinois for the purpose and subject to the terms, conditions and mutual promises hereinafter stated, have agreed and do hereby agree, as follows:

1. A general partnership is hereby formed consisting of the undersigned as sole members of the partnership and such other person or persons as from time to time may be admitted to membership in the partnership by the mutual consent of the undersigned.

2. The name of the partnership shall be W.B. & Co. (hereinafter referred to as the “Partnership”).

3. The purpose of the Partnership shall be to enter into agreements with customers of Simpson Estates, Inc. which are stockholders of A.M. Castle & Co. (“Castle”) to hold securities issued by Castle, to vote such securities, and for such other purposes as may be expressed in such agreements for the transaction of the business hereinafter mentioned.

4. The business of the Partnership shall be limited to the holding in the Partnership’s firm name of stocks, bonds, notes and other securities and property as agent for the owners, as well as exercising any voting rights with respect thereto.  The Partnership can otherwise act with respect to such property only in accordance with instructions from the owners.  The Partnership shall not buy, sell, own, hold, borrow, pledge, or otherwise in any manner deal with or in any stocks, bonds, notes or other securities or property for the individual account of the Partnership or for the account of anyone other than such owners, except as otherwise expressly provided herein.

5. The Partnership shall continue until terminated by mutual agreement of the partners or until dissolved by the death, withdrawal or insanity of any partner, subject to Section 11 hereof.

6. The Partnership shall not have any capital.

7. Neither the Partnership, nor any partner thereof, shall have, or claim any beneficial interest whatsoever in any stocks, bonds, notes or other securities or property at any time held by the Partnership.  In the event of the death or insanity of any partner or partners during the continuation of the Partnership, the estate of such deceased partner or partners shall have no interest in any of such items, nor in the Partnership name, nor shall the legal representatives of such deceased partner or partners have any rights therein as a general partner or otherwise.  All beneficial right, title, equity, interest, lien, claim and demand whatsoever in and to any stocks, bonds, notes, and other securities and property at any time held or received, or receivable by the Partnership are hereby irrevocably waived and disclaimed.

8. No partner shall at any time sign the Partnership name for the purposes of creating any indebtedness.

9. For the purpose of transferring securities registered in the name of the Partnership, the signature of any one of the partners shall be adequate, or, in case of dissolution, the signature of one of the surviving partners.

10. Any partner may withdraw from the Partnership at any time by giving ten days’ notice in writing to the other partners of his intention so to do.  In any such case the withdrawing partner shall have no further interest in the Partnership.

11. Upon the termination of the Partnership or the earlier dissolution thereof  by the death, withdrawal or insanity of a partner, the surviving partners or partner, if they so elect, shall have the sole and exclusive right to retain and use the Partnership name and good will and to do business as a new Partnership thereunder and therewith; and, if they so elect, but not otherwise, shall also succeed to all right, title and interest of the terminated or dissolved Partnership in and to all stocks, bonds, notes, and other securities and property held in its name.

IN WITNESS WHEREOF, the undersigned partners have hereunto set their names the day and year first above written.

/s/ Reuben S. Donnelley	/s/ Patrick J. Herbert III
Reuben S. Donnelley	Patrick J. Herbert III